MODUSLINK GLOBAL SOLUTIONS, INC.

LIMITED POWER OF ATTORNEY

 This statement confirms that the
undersigned has authorized and designated
each of Ann Imes and Thomas B. Rosedale
his attorneys-in-fact to (i) prepare, execute
and file on behalf of the undersigned Form
ID or any other necessary documents or forms
in order to obtain access codes (including,
without limitation, CIK and CCC codes) for
the undersigned to permit filing on EDGAR,
and (ii) prepare, execute and file on behalf of
the undersigned all Forms 3, 4 and 5 (including
any amendments thereto) that the undersigned
may be required to file with the U.S. Securities
and Exchange Commission as a result of the
undersigned's ownership of or transactions in
securities of ModusLink Global Solutions, Inc.
The authority of such attorneys under this Power
of Attorney shall continue until the undersigned is
no longer required to file Forms 3, 4 and 5 with
regard to the undersigned's ownership of or
transactions in securities of ModusLink Global
Solutions, Inc., unless earlier revoked in writing.
The undersigned acknowledges that such attorneys
are not assuming any of the undersigned's responsibilities
to comply with the requirements of Section 16 of the
Securities Exchange Act of 1934, as amended, or any
of the undersigned's liabilities for failure to comply
with such requirements.

Date: June 30, 2012     /s/ Scott R. Crawley
      -------------------------------
      Name: Scott R. Crawley